Exhibit 99.1

WAXESS USA, INC.
FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2009
AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

WAXESS USA, INC.

TABLE OF CONTENTS

FOR THE YEAR ENDED DECEMBER 31, 2009 AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

Report of Independent Registered Public Accounting Firm	1
Balance Sheets as of December 31, 2009 and 2008	2
Statements of Operations for the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008	3
Statements of Stockholders’ Deficit for the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008	4
Statements of Cash Flows for the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008	5
Notes to Financial Statements	6

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Board of Directors and Stockholders’ of
Waxess USA, Inc.:

We have audited the accompanying balance sheets of Waxess USA, Inc. (the “Company”) as of  December 31, 2009 and  2008, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2009 and the period from February 4, 2008 (Inception) through December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waxess USA, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the year ended December 31, 2009 and the period from February 4, 2008 (Inception) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a loss from operations and an accumulated deficit of $1,836,421 at December 31, 2009. As discussed in Note 10 to the financial statements, a significant amount of additional capital will be necessary to advance operations to the point at which Company is profitable. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California
April 26th, 2010

WAXESS USA, INC.
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS

	2009	2008
Current Assets:
Cash	$36,505	$15,489
Total Current Assets	36,505	15,489

Equipment - Net	119,800	207,000

Patents - Net	186,327	192,581

Total Assets	$342,632	$415,070

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities:
Accounts Payable	$-	$201,390
Accrued Expenses	238,879	204,253
Notes Payable – Related Party	351,562	316,011
Convertible Note Payable	530,000	503,474

Total Liabilities	1,120,441	1,225,128

Stockholders’ Deficit
Common stock, 10,000,000 shares authorized, no par value, 4,465,167, and 4,117,960 shares issued and outstanding as of December 31, 2009, and 2008	-	-
Additional paid in capital	1,058,612	412
Accumulated deficit	(1,836,421)	(810,470)

Total Stockholders’ Deficit	(777,809)	(810,058)

Total Liabilities and Stockholders’ Deficit	$342,632	$415,070

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

		February 4, 2008 (Inception) through December 31,
	2009	2008

Net Revenues	$147,661	$150,427

Costs of Sales	116,886	115,286

Gross Profit	30,775	35,141

Operating Expenses:
Research and Development Costs	79,084	109,579
Selling, General, and Administrative	914,272	566,268

Total Operating Expenses	993,356	675,847

Net Loss From Operations	(962,581)	(640,706)

Interest Expense	63,370	169,764

Net Loss	$(1,025,951)	$(810,470)

Loss per Share – Basic and Diluted	$(0.24)	$(0.21)

Weighted Average Common Shares – Basic and Diluted	4,329,714	3,943,258

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEAR ENDED DECEMBER 31, 2009 AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total
Balance at February 4, 2008	-	$-	$-	$-	$-
				.
Issuance of Stock	4,117,960	-	412	-	$412

Net Loss	-	-	-	(810,470)	(810,470)

Balance at December 31, 2008	4,117,960	-	412	(810,470)	(810,058)

Issuance of Common Stock Due to Conversion of Convertible Note	173,836	-	503,474	-	503,474

Issuance of Common Stock in Exchange for Commissions	44,799	-	129,749	-	129,749

Issuance of Common Stock	28,572	-	100,000	-	100,000

Issuance of Common Stock for Services Provided	50,000	-	174,997	-	174,997

Issuance of Common Stock	50,000	-	149,980	-	149,980

Net Loss	-	-	-	(1,025,951)	(1,025,951)

Balance at December 31, 2009	4,465,167	$-	$1,058,612	$(1,836,421)	$(777,809)

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2009 AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH DECEMBER 31, 2008

		February 4, 2008 (Inception) through December 31,
	2009	2008
Cash Flows From Operating Activities
Net Loss	$(1,025,951)	$(810,470)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities
Depreciation and Amortization	115,893	105,712
Stock Based Compensation	304,746	-

Changes in Operating Assets and Liabilities
Accounts Payable	(201,390)	201,390
Accrued Expenses	34,626	21,253
Net Cash Used in Operating Activities:	(772,076)	(482,115)

Cash Flow From Investing Activities
Increase in Capitalized Patent Costs	(16,639)	(15,172)
Purchase of Equipment	(5,800)	(35,000)
Net Cash Used in Investing Activities	(22,439)	(50,172)

Cash Flow From Financing Activities:
Proceeds From Convertible Notes Payable	530,000	503,474
Proceeds From Long-Term Debt – Related Party	35,551	42,011
Proceeds From Issuance of Common Stock	249,980	412
Net Cash Provided by Financing Activities	815,531	545,897

Net Increase in Cash:	21,016	13,610

Cash – Beginning of Year – From Inception February 4, 2008	15,489	1,879

Cash – End of Year	$36,505	$15,489

Supplemental Disclosures of Cash Flow Information
Cash Paid for Interest	$90,000	$-

Supplemental Disclosures of Non-Cash Financing Transactions
Note Payable Converted into Common Stock	$503,474	$-

The accompanying notes are an integral part of these financial statements.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED AND AS OF DECEMBER 31, 2009
AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

1.	ORGANIZATION AND BUSINESS

Waxess USA, Inc. (the “Company”) was incorporated on February 4, 2008 as a C-Corporation under the laws of the state of California and on the same date of incorporation certain assets from Waxess, Inc. a Delaware Company, were transferred to the Company. Waxess USA, Inc. and Waxess, Inc. are related parties as defined by generally accepted accounting principles. The assets transferred were at cost since Waxess, Inc. and Waxess USA, Inc. are related parties: Tooling Costs $258,000, Patent Costs $197,121, Cash $1,879, Loan Payable $17,000 and Shareholder Loans $440,000. Waxess USA, Inc. is a telecommunications distribution company reaching the North American, Canadian and South American markets. Waxess has core competencies and experience in research and developement, engineering, resource allocation, and factory management. The Company distributes and facilitates the manufacturing of the Dual Mode Communication Terminal (“DMCT”), which is an all-in-one wireless (cellular) and PSTN (landline) communications device.  This new product addresses the fast paced-convergence of wireless and cellular, as well as transitioning from landline usage to wireless service usage at home.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

In July 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”) 105-10, formerly Statement of Financial Accounting Standards ("SFAS") No. 168, The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, which became the single source of authoritative GAAP recognized by the FASB.  ASC 105-10 does not change current U.S. GAAP, but on the effective date, the FASB ASC superseded all then existing non-SEC accounting and reporting standards.  The ASC is effective for interim and annual reporting periods ending after September 15, 2009.  The Company adopted ASC 105-10 during the year ended December 31, 2009 and revised its referencing of GAAP accounting standards in these financial statements to reflect the new standards.

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates by management include, the realization of long-lived assets and the estimate of accrued expenses.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased.  The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits.  The Company doesn’t have any cash equivalents outstanding as of December 31, 2009 and 2008.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED AND AS OF DECEMBER 31, 2009
AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

Equipment, Net

Equipment is stated at cost. Major improvements and betterments are capitalized. Maintenance and repairs are expensed as incurred. Equipment is depreciated over estimated useful lives of five years. Depreciation and amortization is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Depreciation expense for the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008 totaled $93,000 and $86,000, respectively.

Patents, Net

Capitalized patent costs represent legal fees associated with filing and maintaining patent applications.  The Company accounts for patents in accordance with ASC 350-30 and ASC 360 (formerly SFAS No. 142, Goodwill and Other Intangible Assets). The Company amortizes the capitalized patent costs on a straight-line basis over a period of 10 years, management’s estimated legal life of the patents.

Intangible and Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Fair Value of Financial Instruments

ASC 820-10 (formerly SFAS No. 157, Fair Value Measurements) requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. ASC 820-10 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2009, the carrying value of certain financial instruments such as accounts payable, accrued expenses, related party debt, and convertible notes payable approximates fair value due to the short-term nature of such instruments.

Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized when all of the following conditions exist: (a) persuasive evidence of an arrangement exists in the form of an accepted purchase order or equivalent documentation; (b) delivery has occurred, based on shipping terms, or services have been provided; (c) the Company’s price to the buyer is fixed or determinable, as documented on the accepted purchase order or similar documentation; and (d) collectibility is reasonably assured.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology related to the Company’s Dual Mode Communication Terminal and other products. The Company expenses all costs associated with research and development.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED AND AS OF DECEMBER 31, 2009
AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

Loss per Share

Basic loss per share is computed by dividing earnings to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options, warrants using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. The shares attached to the convertible notes were not included in the earnings per share calculations because the inclusion would have been anti-dilutive.

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB change periodically. Changes in such standards may have an impact on the Company’s future financial statements. The following are a summary of recent accounting developments.

In May 2009, the FASB issued additional guidance related to ASC 855, Subsequent Events. ASC 855 establishes that management must evaluate, as of each reporting period, events or transactions that occur for potential recognition or disclosure in the financial statements and the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date through the date that the financial statements are issued or available to be issued. It also requires the disclosure of the date through which an entity has evaluated subsequent events. The Company adopted ASC 855 during the year ended December 31, 2009. The required disclosures are included in Note 10, "Subsequent Events".

In April 2009, the FASB issued additional guidance related to ASC 820, Fair Value Measurements and Disclosures.  ASC 820 provisions define fair value, establish a framework for measuring fair value and expand disclosure requirements. The new guidance emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. The guidance provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity. In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. The guidance also requires increased disclosures. The Company adopted the new guidance for the year ended December 31, 2009 with no resulting impact on the Company’s financial statements.

In June 2009, the FASB issued additional guidance related to ASC 810, Consolidation, which requires an enterprise to determine whether its variable interest or interests give it a controlling financial interest in a variable interest entity. The primary beneficiary of a variable interest entity is the enterprise that has both (1) the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance, and (2) the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. ASC 810 also amends FASB Interpretation No 46(R) to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. ASC 810 is effective for interim and annual reporting periods beginning after November 15, 2009. The Company is evaluating the impact of this pronouncement but does not expect the adoption to have a material impact on its financial statements.

3.	CONCENTRATIONS

The Company had revenues from one major customer which accounted for 89 percent of the Company’s total net revenue for the year ended December 31, 2009. The Company had revenues from one major customer which accounted for 95 percent of the Company’s net revenue for the period from February 4, 2008 (Inception) through December 31, 2008.

The Company had cost of sales to one major vendor which accounted for 97 percent of the Company’s cost of sales for the year ended December 31, 2009. The Company had cost of sales to one major vendor which accounted for 96 percent of the Company’s cost of sales for the period from February 4, 2008 (Inception) through December 31, 2008. Accounts payable to this one major vendor totaled $201,390 as of December 31, 2008

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED AND AS OF DECEMBER 31, 2009
AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

4.   EQUIPMENT - NET

Equipment, net consists of the following as of December 31, 2009 and 2008:

	2009	2008
Tooling Costs	$298,800	$293,000
Total Equipment at Cost	298,800	293,000
Less Accumulated Depreciation	(179,000)	(86,000)
Total Equipment – Net	$119,800	$207,000

5. PATENTS

Amortization expense relating to the patents for the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008 totaled $22,893 and $19,712, respectively. Future amortization expense for these assets is as follows.

2010	$22,893
2011	22,893
2012	22,893
2013	22,893
2014	22,893
Thereafter	71,862
Total	$86,327

6.  CONVERTIBLE NOTES PAYABLE

On May 29, 2009, the Company issued a convertible note payable to a Corporation (Holder) with a principal amount of $500,000, earning interest at a rate of 7% per annum compounded quarterly.  All unpaid principal and interest is due and payable in two installments. One $250,000 installment is due on June 27, 2010, and the second installment of $250,000 is due on August 3, 2010.  Per the agreement, the holder is to receive 50,000 common shares.  In the event of the closing by the Company of a Qualified Financing prior to the Maturity Date, the Holder shall have the option, at any time and from time to time thereafter, to convert all or any portion of the outstanding principal of, and accrued interest on, this Note on a dollar-for-dollar basis into the shares of preferred stock being issued and sold to the investors in the Qualified Financing  at a conversion price equal to 100% of the purchase price per share of the Qualified Financing Conversion Securities paid by the investors in the Qualified Financing.  A Qualified Financing shall mean the closing of an e quity investment in the form of the Company’s preferred stock occurring after the date hereof in which the Company receives from one or more investors (which investors may include the Holder) gross proceeds of at least $5,000,000.  In the event that this Note is converted, then the Holder shall become party to a purchase agreement and all related agreements, each in customary form, along with the investors participating in such Qualified Financing.

On June 5, 2008, Company issued a convertible note payable to a Corporation (Holder) with a principal amount of $500,000, earning interest at a rate of 5%. All unpaid principal and interest is due and payable on June 4, 2009. This note was converted on April 3, 2009 at $3.00 a share. The Holder received 173,836 common shares for the conversion of this note in exchange for the elimination of the outstanding note payable plus any unpaid accrued interest.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED AND AS OF DECEMBER 31, 2009
AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

7.   RELATED PARTY TRANSACTIONS

The Company has accrued unpaid salaries to its Chief Executive Officer in the amount of $227,232 and $204,253 as of December 31, 2009 and 2008 respectively. The Company is being charged 11.25 percent interest on unpaid salaries to its Chief Executive Officer. Unpaid salaries are expected to be paid back to the CEO within the next fiscal year. Unpaid interest on accrued salaries to the CEO amounted to $22,978 and $20,654 for the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008, respectively.

The Company has loans payable to a Company owned by the Chief Executive Officer in the amount of $217,166 and $195,206 as of December 31, 2009 and 2008, respectively. This loan bears interest of 11.25 percent. There is no prepayment penalty on this loan. This loan is unsecured. This loan is expected to be paid back within the next fiscal year. Unpaid interest on the loan amounted to $21,960 and $19,739 for the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008, respectively.

The Company has loans payable to its Chief Executive Office in the amount of $134,396 and $120,805 as of December 31, 2009 and 2008. This loan bears interest of 11.25 percent. There is no prepayment penalty on this loan. This loan is unsecured. This loan is expected to be paid back within the next fiscal year. Unpaid interest on the loan amounted to $16,193 and $13,590 for the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008, respectively.

8.  SHAREHOLDERS’ EQUITY TRANSACTIONS

Common Stock

On February 18, 2008, the Company issued 4,117,960 of common stock for $412.

On April 3, 2009, a note payable in the amount of $503,474 was converted into common stock. The holder of this note received 173,836 common shares in exchange for the conversion of this note payable. The holder of this note also received 44,799 shares of common stock in lieu of commissions earned for services performed for the Company.

On May 15, 2009, the Company issued 28,572 shares of common stock in exchange for $100,000.

On May 22, 2009, the Company issued 50,000 shares of common stock in exchange for services performed for the Company by an individual for a total value of $174,997.

On December 28, 2009, the Company issued 50,000 shares of common stock in exchange for $149,980.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED AND AS OF DECEMBER 31, 2009
AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

9.  INCOME TAXES

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes were as follows:

	For the Year Ended December 31
	2009	2008
Federal Statutory Rate	34.00%	34.00%
State Tax, Net of Federal Benefit	9.00%	8.96%
Valuation Allowance	(43.00%)	(43.00%)
Effective Income Tax Rate	0.00%	0.00%

Significant components of deferred tax assets and (liabilities) using the Company’s effective tax rate are as follows:

	For the Year Ended December 31
	2009	2008
Loss Carryforwards	$789,661	$348,503
Less – Valuation Allowance	(789,661)	(348,503)
State Tax, Net of Federal Benefit	$ -	$ -

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by a valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not.  The Company considers many factors when assessing the likelihood of future realization of our deferred tax assets, including recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carry-forward periods available to us for tax reporting purposes, and other relevant factors.

At December 31, 2009, based on the weight of available evidence, including cumulative losses in recent years and expectations of future taxable income, the Company determined that it was more likely than not that its deferred tax assets would not be realized.  Accordingly, the Company has recorded a valuation allowance equivalent to 100% of its cumulative deferred tax assets.

As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there was no provision for uncertain tax positions for  the year ended December 31, 2009 and for the period from February 4, 2008 (Inception) through December 31, 2008.

Future changes in uncertain tax positions are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance.  The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of December 31, 2009.

WAXESS USA, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED AND AS OF DECEMBER 31, 2009
AND FOR THE PERIOD FROM FEBRUARY 4, 2008 (INCEPTION) THROUGH
DECEMBER 31, 2008

10.   GOING CONCERN

The Company has sustained operating losses in 2009 and 2008. Additionally, the Company has a stockholders’ deficit of $777,809 at December 31, 2009. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In 2010, the Company intends to obtain additional contracts to enhance the revenue cycle to improve profitability and obtain additional capital to build the infrastructure to support the growth prospects of the Company.

11.  SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through April 26th, 2010, the date the financial statements were issued.  During the month of March 2010, the Company sold $1,525,000 of convertible notes to private investors (“Bridge Facility”).  The notes were sold in various amounts with a term of six months and a stated rate of interest of 10% compounded annually.  The notes include a provision giving the note holders the option to convert the notes as follows: a warrant, with a three year expiration, to purchase restricted common stock in an amount equivalent to the amount of the note divided by the lower of the stock price as determined by the closing of a debt or equity financing with a minimum of $2 million in gross proceeds (“Financing Event”) or 100% of the fair market value of the common stock at the date of the note; or restricted shares of common stock in an amount equal to 30% of the entire Bridge Facility divided by the stock price as determined by the Financing Event.  The note holders have a first priority interest in the assets of the Company.